UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2022

ALKAMI TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware     001-40321     45-3060776
(State or Other Jurisdiction of Incorporation) (Commission File Number)     (I.R.S. Employer Identification Number)

5601 Granite Parkway, Suite 120, Plano, TX 75024
(Address of Principal Executive Offices) (Zip Code)
(877) 725-5264
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2022, Merline Saintil, a member of the Board of Directors (the “Board”) of Alkami Technology, Inc. (the “Company”), notified the Company of her resignation from the Board, effective December 31, 2022. Ms. Saintil has indicated that her departure from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on November 18, 2022, Michael Hansen, the Company’s former Chief Executive Officer and a member of the Board, notified the Company of his resignation from the Board, effective December 31, 2022, in connection with the completion of his Board service as contemplated by his Transition and Separation Agreement with the Company, dated November 4, 2021. Mr. Hansen has indicated that his departure from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 18, 2022, the Board appointed Maria I. Alvarez to the Board, effective January 1, 2023, to fill the vacancy created by the departure of Mr. Hansen. Ms. Alvarez will serve as a Class I director with a term expiring at the Company’s Annual Meeting of Stockholders in 2025. The Board also appointed Ms. Alvarez to serve on its Information Systems Audit Committee. Ms. Alvarez will receive the same fees for her service as the Company’s other independent directors, which fees were disclosed in the Company’s proxy statement for its 2022 Annual Meeting of Stockholders, and will enter into the Company’s standard form of Indemnification Agreement, which is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The appointment of Ms. Alvarez to the Board is the culmination of work performed by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The Committee conducted a formal search for director candidates and considered recommendations from Board members and management of the Company. Ms. Alvarez was recommended by the Committee to the Board after a thorough review of these candidates’ backgrounds, relevant experience and professional and personal reputations.

In connection with the changes described above and the appointment of Ms. Alvarez to the Board, the Board decreased its size to 10 directors.

Item 7.01. Regulation FD Disclosure.

A copy of the press release issued by the Company on November 22, 2022 announcing that Ms. Saintil and Mr. Hansen were stepping down from the Board effective December 31, 2022 and that Ms. Alvarez will become a Board member effective January 1, 2023 is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number
99.1	Press Release, dated November 22, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alkami Technology, Inc.

Date:	November 22, 2022	By:	/s/ W. Bryan Hill
W. Bryan Hill
Chief Financial Officer